U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                                     FORM 8-K


                                   CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): May 1, 2003


                           FREESTAR TECHNOLOGY CORPORATION
            (Exact name of registrant as specified in its charter)


                                        Nevada
             (State or jurisdiction of incorporation or organization)


                                        0-28749
                              (Commission File Number)


                                      88-0446457
                      (I.R.S. Employer Identification Number)


Calle Fantino Falco, J.A. Baez Building, 2nd Floor, Santo Domingo, Dominican Republic
                (Address of principal executive offices)


               Registrant's telephone number:  (809) 503-5911


          Former name or former address, if changed since last report)


ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

     In October 2002, the Registrant formed a new company known as FreeStar Processing Oy, a Finland company ("FreeStar Finland"), which is headquartered in Helsinki, Finland. The directors of this company are Fionn Stakelum and Franky Shoonbaert

     FreeStar Finland is a wholly owned subsidiary of FreeStar Technologies Ireland, Ltd., an Ireland company ("FreeStar Ireland"), which is itself a wholly-owned subsidiary of the Registrant.
FreeStar Ireland was incorporated in April 2002 and is headquartered in Dublin, Ireland. The directors of this company are Paul Egan, Ciaran Egan, and Fionn Stakelum, who each own one-third of the common shares.

     The field of activities of FreeStar Finland will encompass the sale of Internet based point of sale devices and associated payment processing services to businesses as well as consumers. In addition this company will resell as well as provide billing and customer support services to merchants in the areas of, but not limited to consumer products, prepaid phone cards, debit card products, travel, entertainment and telemarketing services.

                                 SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       FreeStar Technology Corporation



Dated: May 2, 2003                     By: /s/ Paul Egan
                                       Paul Egan, President